Exhibit 1
                    AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission, the Statement on Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated:  June 27, 1995

                         OCTAGON INVESTMENTS LIMITED


                         By:  /S/ Bernard A.E. Saunders
                              ----------------------------------
                              Signature

                              Bernard A.E. Saunders, Chairman
                              ----------------------------------
                              Name/Title


                         THE CEDAR TRUST


                         By:  /S/ J. Marcus Smith
                              ----------------------------------

                              J. Marcus Smith, Trustee
                              ----------------------------------
                              Name/Title

                         By:  /S/ John Ludden
                              ----------------------------------

                              John Ludden, Trustee
                              ----------------------------------
                              Name/Title